EXHIBIT 23.2





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As Independent Public Accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Yellow Corporation Amended Director's Stock Compensation Plan of our report dated January 26, 2000 included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission and to all references to our Firm included in this Registration Statement.



                                           /s/   Arthur Andersen LLP






Kansas City, Missouri
November 9, 2000